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                                                                 Exhibit 3.48

                            CERTIFICATE OF FORMATION
                                       OF
                              NEW-U PRODUCTIONS LLC



              This Certificate of Formation of New-U Productions LLC (the "LLC") dated February 4, is being duly executed and filed by Brian C. Mulligan, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, et seq.

         FIRST:    The name of the LLC formed hereby is:

                             New-U Productions LLC

         SECOND: The address of the registered office of the LLC in the State of Delaware is:

                             1209 Orange Street
                             New Castel County
                             Wilmington, Delaware 19801

         THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is:

                             The Corporation Trust Company
                             1209 Orange Street
                             New Castle County
                             Wilmington, Delaware 19801

              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                   By: /s/ Brian C. Mulligan
                                       _____________________________
                                       Brian C. Mulligan, an Authorized Person
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                            CERTIFICATE OF AMENDMENT

                                       OF

                              NEW-U PRODUCTIONS LLC

1.   The name of the limited liability company is New-U Productions LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

              Article 1 is hereby amended and restated to read in its entirety as follows:

                   FIRST:    The name of the limited liability company is:

                                  Studios USA Reality Television LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of New-U Productions LLC this 9th day of April, 1998.



                                       /s/ Melissa Leffler
                                       ________________________
                                       Melissa Leffler
                                       Manager